FOR IMMEDIATE RELEASE	Bel Fuse Inc. 206 Van Vorst Street Jersey City, NJ 07302 www.belfuse.com tel 201.432.0463 fax 201.432.9542

Investor Contact: Darrow Associates tel 516.419.9915 pseltzberg@darrowir.com	Company Contact: Daniel Bernstein President ir@belf.com

Bel Reports Revised Fourth Quarter and Full Year 2015 Results

JERSEY CITY, NJ, Thursday, March 10, 2016 - Bel Fuse Inc. ("Bel," or, "the Company") (NASDAQ:BELFA and NASDAQ:BELFB) today announced revised financial results for the fourth quarter and full year 2015, reflecting greater net earnings and net earnings per share ("EPS") than previously reported when the Company announced preliminary financial results on February 18, 2016.

The Company revised its fourth quarter 2015 net earnings by $0.5 million to $2.9 million from $2.4 million and EPS per Class A shares by $0.04 to $0.23 from previously reported $0.19 and EPS per Class B share to $0.25 from previously reported $0.21. The Company revised its full year 2015 net earnings by $0.5 million to $19.2 million from $18.7 million and EPS per Class A share by $0.04 to $1.53 from previously reported $1.49 and per Class B share by $0.05 to $1.64 from previously reported $1.59.

The Company's previously announced preliminary financial results for the fourth quarter and full year 2015 have been revised to include certain adjustments recorded during the completion of the review of its consolidated financial statements. These adjustments resulted in changes to the Company's condensed consolidated balance sheet as of December 31, 2015 and the Company's condensed consolidated statement of operations for the fourth quarter and full year 2015. These adjustments did not impact any other periods and did not impact the Company's previously reported net sales.

The financial tables included in this press release have been revised to reflect these adjustments. These adjustments will also be included in the consolidated financial statements that will accompany the Company's Annual Report on Form 10-K for the year ended December 31, 2015 to be timely filed with the Securities and Exchange Commission.

About Bel
Bel (www.belfuse.com) designs, manufactures and markets a broad array of products that power, protect and connect electronic circuits.  These products are primarily used in the networking, telecommunications, computing, military, aerospace, transportation and broadcasting industries.  Bel's product groups include Magnetic Solutions (integrated connector modules, power transformers, power inductors and discrete components), Power Solutions and Protection (front-end, board-mount and industrial power products, module products and circuit protection), and Connectivity Solutions (expanded beam fiber optic, copper-based, RF and RJ connectors and cable assemblies).  The Company operates facilities around the world.

Non-GAAP Financial Measures
The non GAAP measures identified in the supplementary information to this press release are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP").  These measures should not be considered a substitute for, and the reader should also consider, income from operations, net earnings, earnings per share and other measures of performance as defined by GAAP as indicators of our performance or profitability. Our non GAAP measures may not be comparable to other similarly-titled captions of other companies due to differences in the method of calculation.

Website Information
We routinely post important information for investors on our website, www.belfuse.com, in the "Investor Relations" section. We use our website as a means of disclosing material, otherwise non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

(tables attached)

Bel Fuse Inc.
Supplementary Information(1)(2)
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015 (Revised)	2014	2015 (Revised)	2014

Net sales	$135,246	$148,650	$567,080	$487,076
Cost of sales	109,203	121,091	458,253	399,721

Gross profit	26,043	27,559	108,827	87,355
As a % of net sales	19.3%	18.5%	19.2%	17.9%

Selling, general and administrative expenses	20,450	24,576	78,113	72,051
As a % of net sales	15.1%	16.5%	13.8%	14.8%
Restructuring charges	798	466	2,114	1,832

Income from operations	4,795	2,517	28,600	13,472
As a % of net sales	3.5%	1.7%	5.0%	2.8%

Interest expense	(1,623)	(1,854)	(7,588)	(3,978)
Interest income and other, net	22	155	4,720	276

Earnings before provision (benefit) for income taxes	3,194	818	25,732	9,770
Provision (benefit) for income taxes	299	(957)	6,535	1,167
Effective tax rate	9.4%	-117.1%	25.4%	11.9%

Net earnings available to common stockholders	$2,895	$1,775	$19,197	$8,603

As a % of net sales	2.1%	1.2%	3.4%	1.8%

Weighted average number of shares outstanding:
Class A common shares - basic and diluted	2,175	2,175	2,175	2,175

Class B common shares - basic and diluted	9,710	9,703	9,698	9,491

Net earnings per common share:
Class A common shares - basic and diluted	$0.23	$0.14	$1.53	$0.69

Class B common shares - basic and diluted	$0.25	$0.15	$1.64	$0.75

(1) The supplementary information included in this press release for 2015 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission. Some prior period amounts have been reclassified to conform to the current year presentation. These reclassifications, individually and in the aggregate, had no impact on our consolidated statements of operations.

(2) The 2014 Condensed Consolidated Statements of Operations have been revised to reflect measurement period adjustments recorded during 2015 for the acquisition of Power Solutions. The measurement period adjustments primarily relate to the finalization of the valuations of property and equipment and intangible assets and deferred taxes and these revisions were not considered material.

Bel Fuse Inc.
Supplementary Information(1)(2)
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	December 31,
	2015	2014
Assets	(Revised)

Current assets
Cash and cash equivalents	$85,040	$77,138
Accounts receivable, net	86,268	99,605
Inventories	98,510	113,630
Other current assets	15,636	20,283

Total current assets	285,454	310,656

Property, plant and equipment, net	57,611	69,261
Goodwill and other intangible assets, net	209,461	213,871
Other assets	34,485	41,633

Total assets	$587,011	$635,421

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable	$49,798	$61,926
Current portion of long-term debt	24,772	13,438
Other current liabilities	47,456	46,438

Total current liabilities	122,026	121,802

Long-term debt	162,416	219,187
Other liabilities	69,447	70,159

Total liabilities	353,889	411,148

Stockholders' equity	233,122	224,273

Total liabilities and stockholders' equity	$587,011	$635,421

(1) The supplementary information included in this press release for 2015 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission. Some prior period amounts have been reclassified to conform to the current year presentation. These reclassifications, individually and in the aggregate, had no impact on our condensed consolidated balance sheets.

(2) The December 31, 2014 Condensed Consolidated Balance Sheet has been revised to reflect measurement period adjustments recorded during 2015 for the acquisition of Power Solutions. The measurement period adjustments primarily relate to the finalization of the valuations of property and equipment and intangible assets and deferred taxes. These revisions were not considered material to the Condensed Consolidated Balance Sheet.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of U.S. GAAP Net Earnings Available to Common Stockholders to Non U.S. GAAP EBITDA(2)
(in thousands, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015 (Revised)	2014	2015 (Revised)	2014

U.S. GAAP net earnings available to common stockholders	$2,895	$1,775	$19,197	$8,603
Interest expense	1,623	1,854	7,588	3,978
Provision (benefit) for income taxes	299	(957)	6,535	1,167
Depreciation and amortization	5,884	7,380	23,008	20,367

Non U.S. GAAP EBITDA	$10,701	$10,052	$56,328	$34,115

% of net sales	7.9%	6.8%	9.9%	7.0%

(1) The supplementary information included in this press release for 2015 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

(2) In this supplemental information, we have included non U.S. GAAP financial measures, including Non-U.S. GAAP EPS and EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under U.S GAAP, to aid in comparisons with other periods. We may use non U.S GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

The following tables reconcile our US GAAP net earnings per common Class A and Class B basic and diluted shares ("US GAAP EPS") to Non US GAAP net earnings per common Class A and Class B basic and diluted shares ("Non US GAAP EPS"). Amounts in thousands, except per share data, unaudited.

	Three Months Ended December 31,				Year Ended December 31,
	2015		2014		2015		2014
	Class A (Revised)	Class B (Revised)	Class A	Class B	Class A (Revised)	Class B (Revised)	Class A	Class B

US GAAP EPS	$0.23	$0.25	$0.14	$0.15	$1.53	$1.64	$0.69	$0.75
Reconciling items (a)	0.05	0.05	0.24	0.27	(0.01)	(0.01)	0.86	0.91

Non US GAAP EPS	$0.28	$0.30	$0.38	$0.42	$1.52	$1.63	$1.55	$1.66

(a) The following tables detail the impact that certain unusual or non-recurring items had on the Company's net earnings per common Class A and Class B basic and diluted shares and on the line items these items were included in on the condensed consolidated statements of operations.

	Three Months Ended December 31, 2015 (Revised)					Three Months Ended December 31, 2014
Reconciling Items	Gross Impact	Tax Effect	Net Earnings Impact	Class A EPS Impact	Class B EPS Impact	Gross Impact	Tax Effect	Net Earnings Impact	Class A EPS Impact	Class B EPS Impact

Restructuring charges	$798	$288	$510	$0.04	$0.04	$466	$163	$303	$0.02	$0.03
Acquisition related costs included in
selling general and administrative expenses	54	21	33	--	--	2,083	813	1,270	0.10	0.11
Information technology migration and rebranding costs
included in selling, general and administrative expenses	186	66	120	0.01	0.01	1,017	381	636	0.05	0.05
Acquisition related inventory step-up included in cost of sales	--	--	--	--	--	1,309	419	890	0.07	0.08

Total reconciling items	$1,038	$375	$663	$0.05	$0.05	$4,875	$1,776	$3,099	$0.24	$0.27

	Year Ended December 31, 2015 (Revised)					Year Ended December 31, 2014
Reconciling Items	Gross Impact	Tax Effect	Net Earnings Impact	Class A EPS Impact	Class B EPS Impact	Gross Impact	Tax Effect	Net Earnings Impact	Class A EPS Impact	Class B EPS Impact

Restructuring charges	$2,114	$708	$1,406	$0.11	$0.12	$1,832	$648	$1,184	$0.10	$0.10
Acquisition related costs included in
selling general and administrative expenses	605	227	378	0.03	0.03	7,463	2,895	4,568	0.38	0.40
Acquisition related settlement payment	(4,233)	(1,609)	(2,624)	(0.21)	(0.22)	--	--	--	--	--
Information technology migration and rebranding costs
included in selling, general and administrative expenses	1,124	409	715	0.06	0.06	1,017	381	636	0.05	0.06
Acquisition related inventory step-up included in cost of sales	--	--	--	--	--	5,948	1,885	4,063	0.33	0.35

Total	$(390)	$(265)	$(125)	$(0.01)	$(0.01)	$16,260	$5,809	$10,451	$0.86	$0.91